Exhibit 99

Name and Address of Additional Reporting Persons:
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Inmobiliaria Carso, S.A. de C.V. ("Inmobiliaria") with the following address:

         Insurgentes Sur 3500, PB-4
         Col. Pena Pobre
         14060 Mexico, D.F., Mexico

Mr. Carlos Slim Helu, Mr. Carlos Slim Domit, Mr. Marco Antonio Slim Domit, Mr. Patrick Slim Domit, Ms. Maria Soumaya Slim Domit, Ms. Vanessa Paola Slim Domit and Ms. Johanna Monique Slim Domit (collectively, the "Slim Family"), each with the following address:

         Paseo de Las Palmas #736
         Colonia Lomas de Chapultepec,
         11000 Mexico, D.F., Mexico

Explanation of Responses:
------------------------

Inmobiliaria is the sole member of Orient Star, and therefore may be deemed to have indirect beneficial ownership of the 3,450,000 GLBC Shares owned directly by Orient Star as of April 6, 2004.

The Slim Family beneficially owns all of the outstanding voting and equity securities of Inmobiliaria, and therefore each member of the Slim Family may be deemed to have indirect beneficial ownership of the 3,450,000 GLBC Shares beneficially owned indirectly by Inmobiliaria and owned directly by Orient Star.





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                                 Signature Page
                                 --------------


         Carlos Slim Helu

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         Carlos Slim Domit                        By: /s/ Eduardo Valdes Acra
                                                      -----------------------
         --------------------------------------       Eduardo Valdes Acra
                                                      Attorney-in-Fact
         Marco Antonio Slim Domit                     April 7, 2004

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         Patrick Slim Domit

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         Maria Soumaya Slim Domit

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         Vanessa Paola Slim Domit

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         Johanna Monique Slim Domit

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         INMOBILIARIA CARSO, S.A. DE C.V.



         --------------------------------------
         By: Armando Ibanez Vazquez
         Title: Attorney-in-Fact

         ORIENT STAR HOLDINGS LLC


         --------------------------------------
         By: Inmobiliaria Carso, S.A. de C.V.
         Name: Armando Ibanez Vazquez
         Title: Attorney-in-Fact